Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Cunningham Graphics International, Inc. of our report dated February 3, 1999 with respect to the consolidated financial statements and schedule of Cunningham Graphics International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


MetroPark, New Jersey
August 30, 1999


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